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                                                                     EXHIBIT 1.1

                             AVANIR PHARMACEUTICALS

                              CLASS A COMMON STOCK

                             UNDERWRITING AGREEMENT

May 25, 2004

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Lazard Freres & Co. LLC
Four Embarcadero Center, Suite 650
San Francisco, California 94111

Ladies and Gentlemen:

      AVANIR Pharmaceuticals, a California corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriter, Lazard Freres & Co. LLC (the "UNDERWRITER"), an aggregate of 19,685,040 shares (the "FIRM SHARES") of the Company's Class A Common Stock, no par value (the "COMMON SHARES"). In addition, the Company has granted to the Underwriter an option to purchase up to an additional 2,952,756 Common Shares (the "OPTION SHARES") as provided in Section 1. The Firm Shares and, if and to the extent such option is exercised, the Option Shares are collectively called the "Shares".

      A registration statement on Form S-3 (File No. 333-114389) has been prepared and filed with the Securities and Exchange Commission (the "COMMISSION") and was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "SECURITIES ACT"). Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission, including all documents incorporated or deemed to be incorporated by reference therein, any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the "EXCHANGE ACT"), is called the "REGISTRATION STATEMENT". The Registration Statement contains a form of prospectus, subject to completion, to be used in connection with the public offering and sale of the Shares. Each such prospectus, subject to completion, used in connection with such public offering is called a "PRELIMINARY PROSPECTUS". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "RULE 462(b) REGISTRATION STATEMENT", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "REGISTRATION STATEMENT" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriter to confirm sales of the Shares, is called the "PROSPECTUS". All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

      The Company hereby confirms its agreements with the Underwriter as follows:

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             SECTION I: PURCHASE, SALE AND DELIVERY OF THE SHARES.

1.1 The Firm Shares. The Company agrees to issue and sell to the Underwriter the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Company the Firm Shares. The purchase price per Firm Share to be paid by the Underwriter to the Company shall be $1.1811 per share.

1.2 The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriter and payment therefor shall be made by the Company and the Underwriter at 6:00 a.m. California time, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Rd., Palo Alto, CA 94304 (or at such other place as may be agreed upon between the Underwriter and the Company), (i) on the third (3rd) full business day following the first day that Shares are traded,
(ii) if this Agreement is executed and delivered after 1:30 P.M., California time, the fourth (4th) full business day following the day that this Agreement is executed and delivered or (iii) at such other time and date not later than seven (7) full business days following the first day that Shares are traded as the Underwriter and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 8 hereof), such time and date of payment and delivery being herein called the "FIRST CLOSING DATE;" provided, however, that if the Company has not made available to the Underwriter copies of the Prospectus within the time provided in Section 1.7 and 3.1.11 hereof, the Underwriter may, in its sole discretion, postpone the First Closing Date until no later that two (2) full business days following delivery of copies of the Prospectus to the Underwriter.

1.3 The Option Shares; the Second Closing Date. In addition, the Company hereby grants an option to the Underwriter to purchase up to an aggregate of 2,952,756 (equal to 15% of the Firm Shares) Option Shares from the Company at the purchase price per share to be paid by the Underwriter for the Firm Shares. The option granted hereunder is for use by the Underwriter solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time upon notice by the Underwriter to the Company, which notice shall be made on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, and may be given at any time within 30 days from the date of this Agreement. The time and date of delivery of the Option Shares, if subsequent to the First Closing Date, is called the "SECOND CLOSING DATE" and shall be determined by the Underwriter and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The Underwriter may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company. All references to "CLOSING DATE" in this Agreement shall be deemed to include the First Closing Date and the Second Closing Date, as may be applicable.

1.4 Public Offering of the Shares. The Underwriter hereby advises the Company that the Underwriter intends to offer for sale to the public, as described in the Prospectus, the Shares as soon after this Agreement has been executed and the Prospectus has been finalized as the Underwriter, in its sole judgment, has determined is advisable and practicable.

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1.5 Payment for the Shares. Payment for the Shares shall be made at the First
Closing Date (and, if applicable, at the Second Closing Date) by wire transfer in immediately available-funds to the order of the Company.

1.6 Delivery of the Shares. The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by the Underwriter for its account at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, a credit representing the Option Shares the Underwriter has agreed to purchase at the First Closing Date (or the Second Closing Date, as the case may be), to an account or accounts at The Depository Trust Company as designated by the Underwriter, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

1.7 Delivery of Prospectus to the Underwriter. Not later than 12:00 noon on the second business day following the date the Shares are released by the Underwriter for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriter shall request.

           SECTION II: REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company hereby represents, warrants and covenants to the Underwriter as follows:

2.1 Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "CAPITALIZATION" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus or arising under this Agreement. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

2.2 Subsidiaries of the Company. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended 2003.

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2.3 Capitalization of the Subsidiaries. All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances.

2.4 Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is organized with full corporate power and authority to own its properties and conduct its business as described in the prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

2.5 Authorization of the Shares. The Shares to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid, nonassessable, and will conform in all material respects to the description thereof set forth in the Prospectus.

2.6 Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules, if any, filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act and the Exchange Act. Except as described in the Prospectus and as pre-approved in accordance with the requirements set forth in
Section 10A of the Exchange Act, Deloitte & Touche LLP has not been engaged by the Company to perform any "prohibited activities" (as defined in Section 10A of the Exchange Act).

2.7 Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included or incorporated in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules, if any, included or incorporated in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules, if any, have been prepared in conformity with accounting principles generally accepted in the United States of America applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data incorporated by reference in the Prospectus fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

2.8 Subsequent Events. Neither the Company nor any of its subsidiaries has sustained, since the date of the financial statements filed with the Commission as a part of the Registration Statement and included or incorporated in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated

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in the Prospectus; and, since such date there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

2.9 Company's Accounting System. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States of America and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.10 No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. Subject to limitations under applicable law, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

2.11 Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the American Stock Exchange and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Common Shares from the American Stock Exchange, nor has the Company received any notification that the Commission or the American Stock Exchange is contemplating terminating such registration or listing.

2.12 No Integration. Except as disclosed in the Prospectus, the Company has not sold or issued any shares of Common Stock since the initial filing of the Registration Statement or during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, or pursuant to outstanding options, rights or warrants.

2.13 No Consents, Approvals or Authorizations Required. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act and such as may be required (i) under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriter in the manner contemplated here and in the Prospectus, (ii) by the National Association of Securities Dealers, Inc. and (iii) by the federal and provincial laws of Canada.

2.14 Non-Contravention of Existing Instruments Agreements. Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment

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of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

2.15 No Defaults or Violations. Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except any such violation or default which would not, singly or in the aggregate, result in a Material Adverse Change except as otherwise disclosed in the Prospectus.

2.16 No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires, is called a "MATERIAL ADVERSE CHANGE" or a "MATERIAL ADVERSE EFFECT"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and
(iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

2.17 No Actions, Suits or Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to result in a Material Adverse Effect.

2.18 All Necessary Permits, Etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the

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aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

2.19 Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 2.7 above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

2.20 Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2.7 above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could result in a Material Adverse Change.

2.21 Intellectual Property Rights. Each of the Company and its subsidiaries owns or possesses adequate rights to use all patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Registration Statement and Prospectus; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Change that is not otherwise disclosed in the Prospectus; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Change. There is no claim being made against the Company regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights. The Company and its subsidiaries do not in the conduct of their business as now or proposed to be conducted as described in the Prospectus infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or any of its subsidiaries, which such infringement or conflict is reasonably likely to result in a Material Adverse Change.

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2.22 No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

2.23 Investment Company Act. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"). The Company is not, and after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

2.24 Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes, general liability and Directors and Officers liability. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

2.25 Labor Matters. To the best of Company's knowledge, no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, that might be expected to result in a Material Adverse Change.

2.26 No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

2.27 Lock-Up Agreements. Each officer and director of the Company and each person known to the Company to be the beneficial owner of five or more percent of the Company's outstanding issued Class A Common Stock has agreed to sign an agreement substantially in the form attached hereto as Exhibit A (the "LOCK-UP AGREEMENTS"). The Company has provided to counsel for the Underwriter a complete and accurate list of all such shareholders and the number and type of securities held by each such shareholder. The Company has provided to counsel for the Underwriter true, accurate and complete copies of all of the Lock-up Agreements presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or such shareholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of the Underwriter.

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2.28 Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described, either directly or through incorporation by reference, in the Prospectus, which have not been described as required.

2.29 No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.


2.30 Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied, to the Commission's satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus, as of its date, and the Prospectus, as amended or supplemented, as of its date and at all subsequent times through the 30th day after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or filed as required.

2.31 Offering Materials Furnished to Underwriter. The Company has delivered to the Underwriter one complete conformed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriter has reasonably requested.

2.32 Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriter's

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distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

2.33 The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

2.34 Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.35 Exchange Act Reports Filed. The Company has filed all reports required to be filed pursuant to the Securities Act and the Exchange Act.

2.36 Conditions for Use of Form S-3. The Company has satisfied the conditions for the use of Form S-3, as set forth in the general instructions thereto, with respect to the Registration Statement. Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

2.37 Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and its principal financial officer by others within those entities; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of a date within 90 days prior to the filing of the Company's most recent annual or quarterly report with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

2.38 No Deficiency or Fraud. Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

2.39 No Material Changes to Disclosure Controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

2.40 No Off-Balance Arrangements. Except as described in the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company's financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

2.41 Audit Committee. The Company's Board of Directors has validly appointed an audit committee, each of whose members are independent as specified in Section 10A(m)(3) of the Exchange Act and the rules and regulations thereunder as well as any additional requirements imposed by the listing requirements of the American Stock Exchange. Such audit committee has adopted the procedures required by Section 10A(m)(4) of the Exchange Act and the rules and regulations thereunder.

2.42 Sarbanes-Oxley Compliance. The Company is in full compliance with any and all obligations and duties imposed on it by the Sarbanes-Oxley Act of 2002 and has timely made all required disclosures and filings required thereby with the Commission.

2.43 No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

2.44 Environmental Laws. (i) the Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("ENVIRONMENTAL LAWS") which are applicable to its business, except where the failure to comply would not result in a Material Adverse Change, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus, (iii) the Company is not currently aware that it will be required to make future material capital expenditures to comply with Environmental Laws and (iv) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

2.45 Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

2.46 ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA AFFILIATES" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "CODE") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfounded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or
(ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

                     SECTION III: COVENANTS OF THE COMPANY.

      The Company further covenants and agrees with the underwriter as follows:

3.1 Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

3.2 Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Shares.

3.3 Agreement Not to Offer or Sell Additional Securities. The Company will not offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other Common Shares or any securities convertible into, or exchangeable for, Common Shares; provided, however, that the Company may (i) issue and sell Common Shares pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of the Prospectus and described in the Prospectus, so long as none of those shares issued to an officer or director of the Company may be transferred during the Lock-Up Period, and the Company shall enter stop transfer instructions with its transfer agent and registrar against the transfer of any such Common Shares during the

Lock-Up Period, and (ii) the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the date of the Prospectus and described in the Prospectus. These restrictions terminate after the close of trading of the Shares on the 90th day of (and including) the day the Shares commenced trading on the American Stock Exchange (the "LOCK-UP PERIOD"). Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-Up Period the Company issues an earnings release, announces material news, or a material event relating to the Company occurs; or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Section shall continue to apply until the expiration of the 18-day period beginning on the latest date to occur of the issuance of the earnings release or the announcement of the material news or the occurrence of the material event.

3.4 Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement (which need not be audited) covering the twelve-month period ending September 30, 2005 that satisfies the provisions of Section 11(a) of the Securities Act.

3.5 Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the American Stock Exchange all reports and documents required to be filed under the Exchange Act and such amendments thereto deemed necessary by the Company or requested by the Commission.

3.6 Notice of Subsequent Events. If at any time during the ninety (90) day period after the date of the Prospectus, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the Underwriter's opinion, the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from the Underwriter advising the Company to the effect set forth above, forthwith prepare, consult with the Underwriter concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to the Underwriter, responding to or commenting on such rumor, publication or event.

3.7 Securities Act Compliance. The Company will advise the Underwriter promptly
(i) when any post-effective amendment to the Registration Statement shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

3.8 Blue Sky Compliance. The Company will cooperate with the Underwriter and counsel for the Underwriter in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (both national and foreign) as the Underwriter may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Shares.

3.9 Amendments and Supplements to the Prospectus and Other Securities Act Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter or counsel for the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Underwriter and to dealers, an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

3.10 Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriter, without charge, during the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "PROSPECTUS DELIVERY PERIOD"), as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriter may request.

3.11 Future Reports to the Underwriter. During the period of three years hereafter the Company will furnish to the Underwriter (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the National Association of Securities Dealers, Inc. or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock. Notwithstanding the foregoing, the Company shall have no obligation to furnish to the Underwriter any documents that the Company has filed with or furnished to the Commission and that are available to the public either through the Commission's EDGAR database or the Commission's Public Reference Room.

          SECTION IV: CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITER.

      The obligations of the Underwriter to purchase and pay for the Shares as provided herein on the First Closing Date and, with respect to the Option Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

4.1 Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the form of Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriter's Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

4.2 Opinion of Counsel for the Company. The Underwriter shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Heller Ehrman White & McAuliffe, LLP, special counsel for the Company, substantially in the form of Exhibit B attached hereto, dated the applicable Closing Date and addressed to the Underwriter. Counsel rendering the opinion contained in Exhibit B may rely as to questions of law not involving the laws of the United States or the State of California upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to the Underwriter and to Underwriter's Counsel.

4.3 Opinion of regulatory Counsel for the Company. The Underwriter shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Heller Ehrman White & McAuliffe, LLP, special regulatory counsel for the Company substantially in the form of Exhibit C attached hereto.

4.4 Opinion of Intellectual property Counsel for the Company. The Underwriter shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Knobbe Martens Olson & Bear LLP, intellectual property counsel for the Company substantially in the form of Exhibit D attached hereto.

4.5 Opinion of Counsel for the Underwriter. The Underwriter shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Wilson Sonsini Goodrich & Rosati, substantially in the form of Exhibit E hereto. The Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

4.6 Accountants' Comfort Letter. The Underwriter shall have received on the First Closing Date, or the Second Closing Date, as the case may be, a letter from Deloitte & Touche LLP addressed to the Underwriter and dated the applicable Closing Date, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to the Underwriter concurrently with the execution of this Agreement (herein called the "ORIGINAL LETTER"), but carried out to a date not more than four (4) business days prior to the First Closing Date, or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the First Closing Date, or the Second Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in the Underwriter's sole judgment, is material and adverse and that makes it, in the Underwriter's sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from Deloitte & Touche LLP shall be addressed to or for the use of the Underwriter, in substantially in the form of Exhibit F attached hereto. In addition, the Underwriter shall have received from Deloitte & Touche LLP a letter addressed to the Company and made available to the Underwriter for the use of the Underwriter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's consolidated financial statements as of September 30, 2003, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

4.7 Officers' Certificate. The Underwriter shall have received on the First Closing Date and the Second Closing Date, as the case may be, a certificate of the Company, dated the applicable Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Underwriter shall be satisfied that:

            (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the First Closing Date or the Second Closing Date, as the case may be;

            (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

            (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

            (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, (b) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any of its subsidiaries that is material to the Company and its subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise; and

            (v) That as of the First Closing Date or the Second Closing Date, as the case may be, the Company meets the requirements for filing on Form S-3 as such requirements existed immediately prior to October 21, 1992, including without limitation that as of First Closing Date or the Second Closing Date, as the case may be (a) that the fair market value of the Common Shares held by non-affiliates of the Company exceeds $100,000,000 (or has exceeded $100,000,000 measured at any date within 30 days of the date of the First Closing Date, or within 60 days of the date of the Second Closing Date, as the case may be), and
(b) that the Company's annual trading volume exceeds 3,000,000 shares of Common Shares, over the period ended as of the First Closing Date or the Second Closing Date, as the case may be (or has exceeded 3,000,000 measured at any date within 30 days of the date of the First Closing Date, or within 60 days of the date of the Second Closing Date, as the case may be).

4.8 Lock-up Agreements. The Company shall have obtained and delivered to the Underwriter an agreement substantially in the form of Exhibit A attached hereto from each officer and director of the Company, and each beneficial owner of one or more percent of the outstanding issued share capital of the Company.

4.9 Stock Exchange Listing. The Shares shall have been approved for inclusion on the American Stock Exchange, subject only to official notice of issuance.

4.10 Compliance with Prospectus Delivery Requirements. The Company shall have complied with the provisions of Section 3.10 hereof with respect to the furnishing of Prospectuses.

4.11 Compliance with Registration Requirements; No Stop Order; No Objection from the National Association of Securities Dealers, Inc. The Registration Statement became effective prior to the execution of this Agreement and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriter's Counsel; and the National Association of Securities Dealers, Inc. shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

4.12 No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the First Closing Date or the Second Closing Date, as the case may be, there shall not have been any Material Adverse Change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in the Underwriter's sole judgment, is material and adverse and that makes it, in the Underwriter's sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

4.13 Additional Documents. On or before each of the First Closing Date and the Second Closing Date, as the case may be, the Underwriter and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

      If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5 (Payment of Expenses), Section 6 (Reimbursement of Underwriter Expenses), Section 7 (Indemnification and Contribution) and Section 9 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

                        SECTION V: PAYMENT OF EXPENSES.

      The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriter, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada or any other country, and, if requested by the Underwriter, preparing and printing a "Blue Sky Survey", an "International Blue Sky Survey" or other memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriter in connection with, the National Association of Securities Dealers, Inc. review and approval of the Underwriter's participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Shares on the American Stock Exchange, (ix) all costs and expenses incident to the travel and accommodation of the Company's employees on the "roadshow", and (x) all other fees, costs and expenses referred to in Item 14 of
Part II of the Registration Statement. Except as provided in this Section 5,
Section 6, and Section 7 hereof, the Underwriter shall pay their own expenses, including the fees and disbursements of their counsel.

               SECTION VI: REIMBURSEMENT OF UNDERWRITER EXPENSES.

      If this Agreement is terminated by the Underwriter pursuant to Section 4 or Section 8, or if the sale to the Underwriter of the Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company, its legal counsel, or its independent accountants, to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriter upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges.

                 SECTION VII: INDEMNIFICATION AND CONTRIBUTION.

7.1 Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, including its members, officers, employees and affiliates, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Shares; and to reimburse the Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriter) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 7.1 shall be in addition to any liabilities that the may otherwise have.

7.2 Indemnification of the Company, its Directors, Officer. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred (as such expenses are incurred) by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7.2 shall be in addition to any liabilities that the underwriter may otherwise have.

7.3 Information Provided by the Underwriter. The Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth under the caption "Underwriting" in the Prospectus; and the Underwriter confirms that such statements are correct.

7.4 Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7 to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Underwriter in the case of Section 7.2 and Section 8), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

7.5 Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7.4 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

7.6 Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by such party on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the such party on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7.6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7.6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter's obligations in this Section 7.6 to contribute are several in proportion to their respective underwriting obligations and not joint.

7.7 Timing of Any Payments of Indemnification. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than forty-five (45) days of invoice to the indemnifying party.

7.8 Survival. The indemnity and contribution agreements contained in this
Section 7 and the representation and warranties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

7.9 Acknowledgements of Parties. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act and the Exchange Act.

                  SECTION VIII: TERMINATION OF THIS AGREEMENT.

      This Agreement may be terminated by the Underwriter by notice given to the Company if (a) at any time after the execution and delivery of this Agreement and prior to the First Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal, California State, or other relevant authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Underwriter's judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Underwriter's judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus. Any termination pursuant to this Section 8 shall be without liability on the part of (x) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter pursuant to Sections 5 and 6 hereof, (y) the Underwriter to the Company or any person controlling the Company, or (z) of any party hereto to any other party except that the provisions of Section 7 shall at all times be effective and shall survive such termination.

        SECTION IX: REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.

      The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the company, of its officers, and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

                              SECTION X: NOTICES.

      All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

      If to the Underwriter:

            Lazard Freres & Co. LLC
            30 Rockefeller Plaza
            New York, NY 10020
            Facsimile:  212.332.5972
            Attention:  General Counsel

      With a copy to Underwriter's counsel:

            Wilson Sonsini Goodrich & Rosati
            650 Page Mill Rd.
            Palo Alto, CA 94304
            Facsimile: 650.493.6811
            Attention: David Saul

      If to the Company:

            AVANIR Pharmaceuticals
            11388 Sorrento Valley Road, Suite 200
            San Diego, CA 92121
            Facsimile: 858.658.7447
            Attention: President & CEO

      With a copy to the Company's counsel:

            Heller Ehrman White & McAuliffe, LLP
            4350 La Jolla Village Drive, 7th Floor
            San Diego, CA 92122
            Facsimile: 858.450.8499
            Attention: Alan Jacobs

      Any party hereto may change the address for receipt of communications by giving written notice to the others.

                            SECTION XI: SUCCESSORS.

      This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers, directors, affiliates and controlling persons referred to in Section 7, and to their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriter merely by reason of such purchase.

                     SECTION XII: PARTIAL UNENFORCEABILITY.

      The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                    SECTION XIII: GOVERNING LAW PROVISIONS.

13.1 Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the state of California applicable to agreements made and to be performed in such state.

13.2 Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the United States District Court for the Northern District of California or the courts of the State of California located in the City and County of San Francisco (collectively, the "SPECIFIED COURTS"), and each party irrevocably submits to the personal jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

                        SECTION XIV: GENERAL PROVISIONS.

      This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         [The remainder of this page has been intentionally left blank.]

      If the foregoing is in accordance with the Underwriter's understanding of the Company agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                             Very truly yours,

                                             AVANIR PHARMACEUTICALS

                                             By: _______________________________
                                                 Gerald J. Yakatan
                                                 Chief Executive Officer

         The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter as of the date first above written.

LAZARD FRERES & CO. LLC

By: __________________________________
    David N. Low, Jr.
    Managing Director

                                    EXHIBIT A

                                LOCK-UP AGREEMENT

Lazard Freres & Co. LLC
30 Rockefeller Center
New York, NY 10020

      RE: Proposed Public Offering of Class A Common Stock of AVANIR
          Pharmaceuticals

Ladies & Gentlemen:

      Lazard Freres & Co. LLC ("LAZARD") proposes to underwrite a public offering of shares of Class A Common Stock, no par value (the "COMMON STOCK") of AVANIR Pharmaceuticals, a California corporation (the "COMPANY") made pursuant to a Registration Statement on Form S-3, originally filed with the Securities Exchange Commission on April 9, 2004 (the "PUBLIC OFFERING").

      To induce Lazard to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Lazard, it will not, during the period commencing on the date a final prospectus relating to the Public Offering is filed with the Securities Exchange Commission (a "PROSPECTUS") and ending 90 days thereafter (such period, the "RESTRICTED PERIOD"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, or (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) the undersigned is not required to, and shall not voluntarily, file a report under Section 16(a) of the Securities Exchange Act of 1934, reporting a reduction in beneficial ownership of shares of Common Stock during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of Lazard, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

      If:

            (1) during the last 17 days of the Restricted Period the Company issues an earnings release, announces material news, or a material event relating to the Company occurs; or

            (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the latest date to occur of the issuance of the earnings release or the announcement of the material news or the occurrence of the material event. The undersigned understands that the Company and Lazard are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

      Whether or not a Public Offering actually occurs depends on a number of factors, including market conditions. The Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and Lazard.

                                       Very truly yours,

                                       _________________________________________
                                       (Signature)

                                       _________________________________________
                                       (Print Name)

                                       _________________________________________

                                       _________________________________________
                                       (Address)

                                    EXHIBIT B

             MATTERS TO BE COVERED IN THE OPINION OF COMPANY COUNSEL

May __, 2004                                            Telephone (858) 450-8400
                                                              Fax (858) 450-8499

Lazard Freres & Co. LLC
Four Embarcadero Center, Suite 650
San Francisco, California 94111

RE:   AVANIR PHARMACEUTICALS

      Ladies and Gentlemen:

      We have acted as counsel to AVANIR Pharmaceuticals, a California corporation (the "COMPANY"), in connection with the issuance and sale by the Company of [_________] shares of the Company's Class A Common Stock, no par value (the "SHARES"), and the preparation of the Registration Statement (No. 333-114389), filed with the Securities and Exchange Commission (the "COMMISSION") on April 9, 2004 (the "REGISTRATION STATEMENT").

      This opinion is being rendered pursuant to Section 4.2 of the Underwriting Agreement, dated as of May __, 2004, (the "AGREEMENT") by and between the Company and Lazard Freres & Co. LLC (the "UNDERWRITER"). Capitalized terms used without definition in this opinion have the meanings given to them in the Agreement.

                                       I.

      In connection with this opinion, we have assumed the authenticity of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, the conformity to the originals of all records, documents, and instruments submitted to us as copies, faxes or .pdf files. We have based our opinion upon our review of the following records, documents and instruments:

      a. The Amended and Restated Articles of Incorporation of the Company, certified by the Secretary of State of the State of California as of May __, 2004 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion letter.

      b. The Bylaws of the Company, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion letter.

      c. Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors and any committees thereof and the shareholders of the Company relating to (i) the authority to execute and deliver the Agreement, (ii) the transactions contemplated by the Agreement, and (iii) certain factual matters.

      d. A Certificate of Status relating to the Company, issued by the Secretary of State of the State of California, dated May 24, 2004 and a letter of good standing relating to the Company, issued by the Franchise Tax Board of the State of California, dated May 24, 2004.

      e.    The Registration Statement.

      f.    The prospectus supplement dated May [__], 2004 (the "PROSPECTUS").

      g. The agreements, leases or other documents or instruments listed on Annex A to this opinion (the "MATERIAL AGREEMENTS").

      h. A certificate from American Stock Transfer & Trust Co., the Company's Registrar and Transfer Agent, regarding the outstanding capitalization of the Company's Class A Common Stock as of the close of business on May 21, 2004.

      i. The Certificate to Counsel in Support of Legal Opinions, dated May __, 2004 (the "BACKUP CERTIFICATE"), of the President and Chief Executive Officer and the Chief Financial Officer of the Company delivered to us in connection with this opinion letter.

      j. Such other records, certificates, documents and instruments as we have deemed necessary for the purpose of rendering the opinions contained herein.

      k.    The Agreement.

      l. The Articles of Incorporation of Xenerex Biosciences, a California corporation ("XENEREX"), certified by the Secretary of State of the State of California as of May __, 2004 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion letter.

      m. A Certificate of Status relating to Xenerex, issued by the Secretary of State of the State of California, dated May 22, 2004 and a letter of good standing relating to the Company, issued by the Franchise Tax Board of the State of California, dated May 24, 2004.

      Our legal opinions, dated August 8, 2003 and December 31, 2003, relating to the due authorization, valid issuance and fully-paid and non-assessable status of certain shares of Avanir Class A common stock, filed with the Securities and Exchange Commission as exhibits to the Company's registration statements on Form S-3 (File Nos. 333-107820 and 333-111680).

      Our opinion in Paragraph 1 of Part III below that the Company and Xenerex are each "validly existing as a corporation in good standing under the laws of the State of California" is based solely on the records identified in Items (a),
(d), (i), (l) and (m) of Part I.

      Our opinion in Paragraph of Part III below as to (i) the "authorized capitalization" of the Company is based solely on the records identified in Item
(a) of Part I; (ii) the due authorization and valid issuance of the Class A Common Stock of the Company issued as of the date of this opinion is based solely on the records identified as Items (a), (h), (i) and (n) of Part I; and;
(iii) the fully-paid and nonassessable status of the outstanding shares of the Class A Common Stock of the Company is based on the representations set forth in the Backup Certificate that the Company has received the amount of consideration recited in the applicable agreements and board resolutions pursuant to which such capital stock of the Company was issued.

      We express no opinion with respect to any consents, approvals, authorizations, orders, filings, registrations or qualifications required by the NASD and the Blue Sky laws of the various states and other jurisdictions within the United States or the securities laws of any jurisdiction outside the United States for the issuance and sale of the Shares and compliance by the Company with the provisions of the Agreement.

      In connection with our opinion in Paragraph of Part III below (and elsewhere) relating to agreements or instruments filed as exhibits to the Registration Statement (or incorporated by reference therein), we have not reviewed, and express no opinion on (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain compliance; (ii) provisions relating to the occurrence of a "material adverse event" or words of similar import; or (iii) parol evidence bearing on interpretation or construction. To the extent that any agreement, lease or instrument filed as an exhibit to the Registration Statement (or incorporated by reference therein) is governed by the laws of any jurisdiction other than the laws of the State of California, our opinion relating to those agreements is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements or instruments.

      As to matters of fact material to our opinion, we have relied upon the representations of factual matters contained in the Backup Certificate.

      In connection with our opinion in Paragraph 10 of Part III below, we have assumed that, pending the uses identified in the Prospectus, the net proceeds of the offering contemplated by the Prospectus will be invested in government securities within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), to the extent necessary to ensure that the Company will not hold "investment securities" (within the meaning of the Investment Company Act) having a value exceeding 40% of the Company's total assets (exclusive of government securities and cash items) on an unconsolidated basis. We have also not considered the effect on such opinion of the identity, business or control of any of the Company's stockholders and have assumed that none of the Company's stockholders would be deemed an "investment company" within the meaning of the Investment Company Act.

      As used in our opinion, the expressions "to our knowledge," "known to us," and similar phrases mean that, after an examination of the documents made available to us by the Company and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the statements herein so qualified are inaccurate. Further, the expressions "to our knowledge," "known to us," and similar phrases refer to the actual knowledge of attorneys in this firm who are or have been involved in substantive legal representation of the Company regarding the Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact or the accuracy of any statement so qualified, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such investigation. Except to the extent expressly set forth herein, no inference as to our knowledge of any matters bearing on the accuracy of any statement so qualified should be drawn from our representation of the Company or our rendering of the opinions set forth below.

      We have also assumed that there are no facts or circumstances relating to the Underwriter or any holder of securities that might prevent them from enforcing any of the rights to which our opinion relates (for example, lack of due incorporation by the Underwriter, regulatory prohibitions relating to the Underwriter or failure on the part of the Underwriter to qualify to do business in any state where such qualification is a prerequisite to enforcement of rights under the Agreement).

                                       II.

      With respect to the opinions set forth in Part III below, we express no opinion as to:

      a. Any securities law anti-fraud provisions, tax, anti-trust, land use, export, safety, environmental or hazardous materials laws, rules or regulations.

      b. The securities laws of any jurisdiction, other than the federal securities laws, or any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares is being offered by the Underwriter.

      c. The applicable choice of law rules that may affect the interpretation of the Agreement.

      d. The financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus.

      e. Any state or federal laws, rules or regulations applicable to the transactions contemplated by the Agreement because of the nature of the business of any party thereto other than the Company.

      f.    The past, present or future fair market value of any securities.

      This opinion is limited to the federal laws of the United States of America and the laws of the State of California. We disclaim any opinion as to the laws of any other jurisdiction and we further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body. Without limiting the generality of the foregoing, we are not acting here as experts on, and we do not express any opinion on any applicable laws, rules or regulations relating to patents, copyrights, trademarks and other proprietary rights and licenses. The limitation in the foregoing sentence regarding applicable laws, rules or regulations relating to patents, copyrights, trademarks and other proprietary rights and licenses does not apply to our opinion in Paragraph of Part III below or our statement in Part IV below, which opinion or statement shall not be so limited.

                                      III.

      Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the assumptions, exceptions, limitations and qualifications expressed in this opinion letter, it is our opinion that:

      1. The Company and Xenerex have been duly incorporated and are validly existing as a corporation in good standing under the laws of the State of California, and the Company has all corporate power and authority necessary to own or hold its properties and to conduct its business as described in the Registration Statement, except where the failure to have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

      2. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of Class A Common Stock of the Company have been duly authorized and validly issued, and are non-assessable and fully-paid. Such shares conform to the description thereof contained under the heading "Description of Securities" in the Prospectus. The Shares being delivered by the Company on the date of this opinion have been duly authorized and, when issued and delivered to and paid for by the Underwriter in accordance with the Agreement, will be validly issued, fully-paid and non-assessable and conform to the description thereof contained under the heading "Description of Securities" in the Prospectus.

      3. There are no preemptive or other rights to subscribe for or to purchase from the Company any of the Shares pursuant to the Company's Amended and Restated Articles of

Incorporation or Bylaws nor, to our knowledge, are there any contractual preemptive rights to subscribe for any Shares.

      4. The Agreement has been duly authorized, executed and delivered by the Company.

      5. The execution and delivery of the Agreement by the Company and the sale of the Shares to the Underwriter contemplated thereby will not (A) to our knowledge, breach any of the terms or provisions of, or constitute a default under, any Material Agreement, (B) result in any violation of the Amended and Restated Articles of Incorporation or Bylaws of the Company, or (C) result in any violation of any federal or California law, rule or regulation or, to our knowledge, any decree, judgment or order applicable to the Company.

      6. Except for the registration of the Shares under the Securities Act of 1933 (the "Securities Act") and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934 and applicable state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any federal or California governmental or regulatory agency or body is required in connection with the execution and delivery of the Agreement by the Company and the sale of the Shares to the Underwriter as contemplated thereby.

      7. The statements in the Prospectus under the heading "Description of Securities," and in Item 15 of Part II of the Registration Statement, to the extent that they constitute summaries of law or documents referred to therein, fairly summarize the law and documents described therein in all material respects.

      8. To our knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject that are required to be described in the Prospectus but are not so described.

      9. The Registration Statement, as of its effective date, and the Prospectus, as of its date, and any further amendments or supplements thereto made by the Company prior to the date of this opinion letter, as of their respective dates (other than the financial statements and schedules and other financial and statistical data contained therein or incorporated by reference therein, as to which with your permission we express no opinion) complied as to form in all material respects with the requirements of the Securities Act.

      10. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act.

                                       IV.

      In connection with the registration of the Shares, we have participated in conferences with officers and other representatives of the Company and representatives of the Underwriter at which certain contents of the Registration Statement and Prospectus were discussed. We are not, however, passing upon and do not assume responsibility for and we have not independently checked or verified the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus (except as and to the extent stated in Paragraph 9 of Part III above). We state, however, that based upon our participation as described in this paragraph, no facts have come to our attention that cause us to believe that the Registration Statement (including any document incorporated by reference therein as of the date such document was filed with the Commission), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus or any further supplement thereto, at the date of such Prospectus (including any document incorporated by reference therein as of the date such document was filed with the Commission) or such supplement, and at all times up to the date of this opinion letter, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no belief with respect to the financial statements and schedules and other financial and statistical data contained or incorporated by reference in the Registration Statement or Prospectus).

         This opinion letter is rendered to you in connection with the issuance and sale of the Shares as contemplated by the Agreement and is solely for your benefit in connection with the Agreement. This opinion letter may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any facts, circumstances, events or developments in areas covered by this opinion letter that occur or that are brought to our attention after the date of this opinion letter.

                                Very truly yours,

                            ANNEX A TO LEGAL OPINION

                               MATERIAL AGREEMENTS

      Avanir Pharmaceuticals Amended and Restated 1998 Stock Option Plan

      Avanir Pharmaceuticals Amended and Restated 1994 Stock Option Plan

      Avanir Pharmaceuticals Amended and Restated 2000 Stock Option Plan

      Avanir Pharmaceuticals 2003 Equity Incentive Plan

      Employment Agreement, dated November 29, 2001, between Avanir Pharmaceuticals and Gerald J. Yakatan

      Form of Indemnification Agreement with certain Directors and Executive Officers of Avanir Pharmaceuticals

      License Agreement, dated March 31, 2000, by and between AVANIR Pharmaceuticals and SB Pharmco Puerto Rico, a Puerto Rico Corporation

      License Purchase Agreement, dated as of November 22, 2002, between Avanir Pharmaceuticals and Drug Royalty USA

      License Agreement, dated August 1, 2000, by and between AVANIR Pharmaceuticals and Irisys Research and Development, LLC, a California limited liability company

      Standard Industrial Net Lease by and between AVANIR Pharmaceuticals and BC Sorrento, LLC, effective September 1, 2000

      Standard Industrial Net Lease by and between AVANIR Pharmaceuticals ("Tenant") and Sorrento Plaza, a California limited partnership ("Landlord"), effective May 20, 2002

                                    EXHIBIT C

                     MATTERS TO BE COVERED IN THE OPINION OF
                       REGULATORY COUNSEL FOR THE COMPANY

      Ladies and Gentlemen:

      We have been engaged by Avanir Pharmaceuticals, Inc., a California corporation, to review, in connection with the offering of [ ] shares of Common Stock, the description in the offering materials of certain matters pertaining to the approval and regulation of products by the United States Food and Drug Administration. This opinion is being rendered pursuant to Section [ ] of the Underwriting Agreement. Subject to certain exceptions set forth in the opinion, it is our opinion that, as of the date hereof:

      (i) We are familiar with the United States Federal Food, Drug and Cosmetic Act (the "FDC Act") and related governmental regulatory matters as applied generally to drugs of the nature under development by the Company and we have reviewed the sections of the Registration Statement and Prospectus, including documents incorporated by reference therein, related to governmental regulatory matters as applied generally to drugs of the nature under development by the Company (collectively, the "Regulatory Disclosure");

      (ii) Insofar as the statements in the Regulatory Disclosure constitute summaries of legal matters, documents or legal or regulatory proceedings referred to therein, the Regulatory Disclosure accurately summarizes the information called for with respect to such legal matters, documents or proceedings and accurately summarizes the matters referred to therein;

      (iii) To our knowledge, there are no legal or governmental proceedings relating to the FDC Act, the Public Health Services Act or any regulations of the FDA pending or threatened to which the Company or any of its subsidiaries is a party, nor are we aware of any material violations of such acts or regulations by the Company or any of its subsidiaries; and

      (iv) as to the Regulatory Disclosure contained in each Registration Statement and Prospectus, including documents incorporated by reference therein, we have no reason to believe that such Regulatory Disclosure, as of the effective date of the Registration Statement or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that such sections of the Prospectus or any amendment or supplement thereto, as of its issue date or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      This opinion is rendered to you in connection with the Underwriting Agreement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation, or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

                                    EXHIBIT D

                     MATTERS TO BE COVERED IN THE OPINION OF
                         PATENT COUNSEL FOR THE COMPANY

      Together with this opinion letter, we are providing you with a Schedule of foreign and U.S. patents and patent applications that the Company owns ("Company Patents") and that the Company has licensed in ("Licensed Patents") (collectively, "Patents").

      As to matters of fact material to our opinion, we have relied upon the representations of factual matters contained in a Certificate to Patent Counsel in Support of Legal Opinions, dated May __, 2004, of the President and Chief Executive Officer and the Vice President Drug Discovery of the Company delivered to us in connection with this opinion letter ("Company Certificate").

      We are familiar with the Patents and have read and assumed to be true the Registration Statement and the Prospectus (both defined to include information incorporated by reference), including particularly the portions of the Registration Statement and the Prospectus referring to patents, trade secrets, trademarks, service marks or other proprietary information or materials.

      The opinions set forth herein are subject to the following limitations, qualifications and exceptions: (a) the validity, binding effect, and enforceability of instruments of assignment of patent applications and issued patents may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of the rights of creditors generally; (b) the availability of the remedy of specific performance or injunctive relief, or any other equitable remedy, is subject to the discretion of a court or tribunal before which any proceeding therefor may be brought, and we are not passing on the questions of whether such remedies would be available in the opinions expressed herein; and
(c) opinions which are given "to the best of our knowledge" mean that those attorneys in the firm who have had primary responsibility in connection with the representation of the Company have obtained no actual knowledge to the contrary.

      (i) We have reviewed the statements under the captions "Risk Factors -- [Intellectual Property Risk Factor]" and "Business -- [Intellectual Property]." To the best of our knowledge, and to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, the statements in the aforementioned portions of the Prospectus relating to the Patents are correct in all material respects and fairly and correctly present the information called for with respect thereto. Nothing has come to our attention which caused us to believe that the above-mentioned sections of the Registration Statement and any amendment or supplement thereto made available and reviewed by us, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made.

(ii) The Company is listed in the records of the United States Patent and Trademark Office ("USPTO") as the sole holder of record of the U.S. Company Patents. To the best of our knowledge, there exist no asserted claims of third parties to any ownership interest or lien with respect to the Company Patents, with the exception of a lien held by Drug Royalty USA, Inc. ("DRC") in connection with certain Company Patents listed in Schedule A of the Security Agreement between Company and DRC (Annex A). With the exception of the DRC lien, we are not aware of any facts that would preclude the Company from having clear title to the Company Patents listed in the Schedule. To the best of our knowledge and based on facts certified by officers of the Company, the Company owns as its sole property the Company Patents.

(iii) We are not aware of any material defect in the preparation or filing of the Patents that we prosecuted on behalf of the Company.

(iv) To the extent that we have had or now have actual knowledge of any material prior art and that we have appreciated or now appreciate the materiality of such prior art, we have complied with and are complying with the required duty of candor and good faith in dealing with the U.S. Patent and Trademark Office ("USPTO"), including the duty to disclose as defined in 37 CFR Section 1.56 with respect to all U.S. Patents in the Schedule which we prosecute or have prosecuted.

(v) To the best of our knowledge, the Patents in the Schedule are being pursued by the Company and have not lapsed, expired, or been abandoned by the Company.

(vi) To the best of our knowledge, there is no threatened action, suit, proceeding or claim by others that the Company is infringing any patent.

(vii) To the best of our knowledge, there are no actions, suits, proceedings, or claims of third parties to any ownership or inventorship interest with respect to any of the Patents, and we know of no reasonable basis for any such actions, suits, proceedings, or claims.

(viii) Although we have not completed market clearance searches or analyses, we are not aware that the Company in its current or proposed business is infringing any valid or enforceable patent rights of others;

(ix) To the best of our knowledge, there are no legal or governmental proceedings pending against the Company or its officers, the Company's licensors or their officers, relating to any patent application listed in the Schedule, other than review by patent offices of pending applications for patents.

(x) To the best of our knowledge and based on facts certified by officers of the Company, there is no action, suit, claim or proceeding relating to patent rights or licenses, trademarks or trademark rights, copyrights, collaborative research, licenses or royalty arrangements or agreements or trade secrets, know-how or proprietary techniques, including processes and substances, owned by or affecting the business or operations of the Company, which have been asserted against the Company or any of its officers or directors.

(xi) To the best of our knowledge, there is no reason why the Patents if issued are not valid, and if not yet issued, would not be valid or would not afford the Company patent protection for Abreva, Neurodex and IgE.

(xii) To the best of our knowledge and based on facts certified by officers of the Company, we are not aware of any parties that are infringing any Licensed Patent or Company Patent.

(xiii) To the best of our knowledge and based on facts certified by officers of the Company, we are not aware of anything that would affect the Company's obligations under any of its agreements relating to the Patents.

                                    EXHIBIT E

          MATTERS TO BE COVERED IN THE OPINION OF UNDERWRITER'S COUNSEL

      (i) the Company is a corporation validly existing under the laws of the jurisdiction of its incorporation;

      (ii) the [Firm Shares] [Optional Shares][Shares to be issued by the Company] have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

      (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company; and

      (iv) nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    EXHIBIT F

            MATTERS TO BE COVERED IN THE ACCOUNTANTS' COMFORT LETTER

      Such letter shall containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriter with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, which shall include, but not be limited to the following matters:

      (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations;

      (ii) their opinion with respect to their examination of the consolidated balance sheet of the Company as of September 30, 2003 and related consolidated statements of operations, shareholders' equity, and cash flows for the twelve
(12) months ended September 30, 2003;

      (iii) they have performed the procedures set out in Statement on Auditing Standards No. 101 ("SAS 101") for a review of interim financial information and providing the report as described in SAS 101 on the financial statements for each of the quarters in the two-quarter period ended March 31, 2004 (the "Quarterly Financial Statements");

      (iv) in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the Quarterly Financial Statements in order for them to be in compliance with generally accepted accounting principles consistently applied across the periods presented;